Exhibit 99.2

Qualcomm Contacts:

Pete Lancia

Corporate Communications

Phone: 1-858-845-5959

email: corpcomm@qualcomm.com

Mauricio Lopez-Hodoyan

Investor Relations

Phone: 1-858-658-4813

email: ir@qualcomm.com

Information Agent Contact:

Global Bondholder Services Corporation

Phone: 1-866-470-3900 (toll free)

1-212-430-3774 (collect)

Qualcomm Announces Cash Offers for Four Series of Notes Open to Retail Holders Only

SAN DIEGO – August 5, 2020 – Qualcomm Incorporated (NASDAQ: QCOM) announced today the commencement of a transaction to repurchase four series of its outstanding notes totaling $7.0 billion. The tender transaction consists of four separate offers to purchase for cash (each, a “Cash Offer,” and collectively, the “Cash Offers”) any and all of the outstanding notes listed in the table below (collectively, the “Old Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase dated August 5, 2020 (the “Offer to Purchase” and, together with the certification to participate in the Cash Offers, the instructions for such certification and the notice of guaranteed delivery, the “Cash Offer Documents”). The Cash Offers are subject to an aggregate maximum condition as set forth below.

Only holders who are not “qualified institutional buyers” and who are not non-U.S. persons (other than “retail investors” in the European Economic Area or in the United Kingdom and investors in any province or territory of Canada that are individuals or that are institutions or other entities that do not qualify as both “accredited investors” and “permitted clients”) are eligible to participate in this transaction, as more fully described below. Concurrently with this transaction, Qualcomm also announced today the commencement of a transaction to exchange such four series of notes pursuant to private exchange offers (each, an “Exchange Offer” and collectively, the “Exchange Offers”), which are open only to Ineligible Holders (as defined below).

The Cash Offers will expire at 5:00 p.m., New York City time, on August 11, 2020, unless extended or earlier terminated by Qualcomm (the “Cash Offer Expiration Date”). Tenders of Old Notes submitted in the Cash Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 11, 2020, subject to any extension by Qualcomm, but thereafter will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Qualcomm). The “Cash Offer Settlement Date” will be promptly following the Cash Offer Expiration Date and is expected to be August 14, 2020.

Title of Series of Old Notes to be Purchased	Principal Amount Outstanding (mm)	CUSIP/ ISIN No.	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Screen
3.000% Notes due 2022 (“Old 2022 Notes”)	$2,000.00	747525AE3; US747525AE30	1.750% U.S. Treasury Notes due May 15, 2022	15	PX4
2.600% Notes due 2023 (“Old 2023 Notes”)	$1,500.00	747525AR4; US747525AR43	2.125% U.S. Treasury Notes due December 31, 2022	15	PX5
2.900% Notes due 2024 (“Old 2024 Notes”)	$1,500.00	747525AT0; US747525AT09	2.125% U.S. Treasury Notes due March 31, 2024	15	PX5
3.450% Notes due 2025 (“Old 2025 Notes”)	$2,000.00	747525AF0; US747525AF05	2.000% U.S. Treasury Notes due February 15, 2025	20	PX6

Upon the terms and subject to the conditions set forth in the Cash Offer Documents, Eligible Holders (as defined below) who (i) validly tender and who do not validly withdraw Old Notes at or prior to the Cash Offer Expiration Date or (ii) deliver a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Cash Offer Expiration Date and tender their Old Notes pursuant to the Cash Offers at or prior to 5:00 p.m., New York City time, on the second business day after the applicable Cash Offer Expiration Date pursuant to guaranteed delivery procedures, expected to be August 13, 2020, subject in each case to the delivery of the certification to participate in the Cash Offers and tendering the applicable minimum denominations, and whose Old Notes are accepted for purchase by Qualcomm, will receive consideration in the Cash Offers equal to the applicable Tender Consideration (as defined in the Cash Offer Documents).

We also intend to pay in cash accrued and unpaid interest on the Old Notes accepted for purchase from the last applicable interest payment date for the Old Notes to, but excluding, the Cash Offer Settlement Date (the “Accrued Coupon Payment”).

The complete terms and conditions of the Cash Offer will be set forth in the Cash Offer Documents, each of which will be distributed to Eligible Holders in connection with the proposed Cash Offers. Each Cash Offer is subject to certain conditions, including (i) the timely satisfaction or waiver of all of the conditions precedent to the completion of the corresponding Exchange Offer for such series of Old Notes (with respect to each Exchange Offer, the “Exchange Offer Completion Condition”) and (ii) that the aggregate principal amount of cash payable by Qualcomm to Eligible Holders participating in the Cash Offers is no greater than $300 million before giving effect to the Accrued Coupon Payment (the “Aggregate Maximum Cash Offer Condition”). The Exchange Offers are subject to certain conditions, including that the aggregate principal amount of New 2028 Notes to be issued under the Exchange Offers must be equal to or greater than $500 million (the “New 2028 Notes Minimum Condition”) and that the aggregate principal amount of New 2032 Notes to be issued under the Exchange Offers must be equal to or greater than $500 million (the “New 2032 Notes Minimum Condition,” and together with the New 2028 Notes Minimum Condition, the “Minimum Condition Requirements”). Qualcomm will terminate a Cash Offer for a given series of Old Notes if it terminates the Exchange Offer for such series of Old Notes, and Qualcomm will terminate the Exchange Offer for a given series of Old Notes if it terminates the Cash Offer for such series of Old Notes. The Exchange Offer Completion Condition may not be waived by Qualcomm; however, Qualcomm reserves the right, in its sole discretion, to waive the other conditions, including the Aggregate Maximum Cash Offer Condition and either Minimum Condition Requirement. If (i) the New 2028 Notes Minimum Condition is not satisfied, Qualcomm will not accept any Old 2022 Notes or Old 2023 Notes in the Exchange Offers and will terminate the corresponding Cash Offers for such notes and (ii) the New 2032 Notes Minimum Condition is not satisfied, Qualcomm will not accept any Old 2024 Notes or Old 2025 Notes in the Exchange Offers and will terminate the corresponding Cash Offers for such notes, in each case unless Qualcomm waives the applicable Minimum Condition Requirement. If the Aggregate Maximum Cash Offer Condition is not satisfied or waived, Qualcomm will terminate the Cash Offers and the Exchange Offers.

Only holders of Old Notes who are not (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and who are not (ii) non-U.S. persons (as defined in Rule 902 under the Securities Act) located outside of the United States within the meaning of Regulation S under the Securities Act, other than “retail investors” (as defined below) in the European Economic Area or the United Kingdom, are eligible to participate in the Cash Offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Holders of Old Notes located or resident in a province or territory of Canada will only be eligible to participate in the Cash Offers if they are (i) individuals; or (ii) institutions or other entities that do not qualify as both “accredited investors,” as such term is defined in National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”) of the Canadian Securities Administrators or Section 73.3(1) of the Securities Act (Ontario), and “permitted clients,” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) of the Canadian Securities Administrators. We refer to holders who meet the foregoing criteria in this paragraph as “Eligible Holders.” Qualcomm refers to holders of Old Notes who are not Eligible Holders as “Ineligible Holders.”

Only Eligible Holders who have delivered a certification to Global Bondholder Services Corporation, certifying that they are Eligible Holders, will be authorized to participate in the Cash Offers.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Cash Offers before the deadlines specified herein and in the Cash Offer Documents. The deadlines set by each clearing system for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Cash Offer Documents.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Cash Offers are being made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

Goldman Sachs & Co. LLC and Barclays Capital Inc. are acting as the Joint-Lead Dealer Managers for the Cash Offers, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Blaylock Van, LLC and Loop Capital Markets LLC are acting as Co-Dealer Managers for the Cash Offers. For additional information regarding the terms of the offer, please contact Goldman Sachs & Co. LLC at (800) 828-3182 (toll free), (212) 902-6941 (collect) or GS-LM-NYC@gs.com or Barclays Capital Inc. at (800) 438-3242 (toll free), (212) 528-7581 (collect) or us.lm@barclays.com. Global Bondholder Services Corporation will act as the tender agent and information agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Cash Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers.

The Cash Offer Documents can be accessed at the following link: http://www.gbsc-usa.com/QUALCOMM/.

About Qualcomm

Qualcomm is the world’s leading wireless technology innovator and the driving force behind the development, launch and expansion of 5G. When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone. We bring the benefits of mobile to new industries, including automotive, the internet of things and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering, research and development functions, and substantially all of our products and services businesses, including our QCT semiconductor business.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding the rapid, global spread of the recent coronavirus (COVID-19) pandemic, and its potential future impact on the global economy, including the potential for a global recession; economic uncertainty and consumer and business confidence; demand for devices that incorporate our products and intellectual property; our and the global wireless industry’s supply chains, transportation and distribution networks and workforces; 5G network deployments; and our business, revenues, results of operations, cash flows and financial condition; as well as statements regarding our planning assumptions, workforce practices, the duration and severity of the pandemic, and government and other actions to mitigate the spread of, and to treat, COVID-19 are forward-looking statements. Forward-looking statements further include but are not limited to statements regarding industry, market, business, product, technology, commercial, competitive or consumer trends; our businesses, growth potential or strategies, or factors that may impact them; challenges to our licensing business, including by licensees, governments, governmental agencies or regulators, standards bodies or others; challenges to our QCT semiconductor business; other legal or regulatory matters; competition; new or expanded product areas, adjacent industry segments or applications; costs or expenditures including research and development, selling, general and administrative, restructuring or restructuring-related charges, working capital or information technology systems; our financing, stock repurchase or dividend programs; strategic investments or acquisitions; adoption and application of future accounting guidance; tax law changes; our tax structure or strategies; U.S./China trade or national security policies; or the potential business or financial statement impacts of any of the above, among others. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words, but these words are not the exclusive means of identifying forward-looking statements in this press release. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update, or continue to provide information with respect to, any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this press release. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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